Exhibit 4(z)

DESCRIPTION OF THE REGISTRANT’S SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934

As of November 25, 2025, Becton, Dickinson and Company (“BD”) has (i) common stock, par value $1.00 (the “common stock”), (ii) the 1.900% notes due 2026 (the “1.900% 2026 notes”), (iii) the 3.519% notes due 2031 (the “3.519% 2031 notes”) and (iv) the 3.828% notes due 2032 (the “3.828% 2032 notes,” and together with the 1.900% 2026 notes and the 3.519% 2031 notes, the “BD notes”) registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As used in the “Description of Capital Stock of Becton, Dickinson and Company” section and the “Description of the Debt Securities of Becton, Dickinson and Company” section,” the terms “BD,” “we,” “us,” and “our” refer to BD and not its subsidiaries.
As of November 25, 2025, Becton Dickinson Euro Finance S.à r.l. (“Becton Finance”) has (i) the 1.208% notes due 2026 (the “1.208% 2026 notes”) and (ii) the 1.213% notes due 2036 (the “1.213% 2036 notes,” and together with the 1.208% 2026 notes, the “Becton Finance notes”) registered under Section 12 of the Exchange Act. The BD notes and Becton Finance notes are collectively referred to herein as the “notes.” As used in the “Description of Debt Securities of Becton Dickinson Euro Finance S.à r.l.” section, the terms “Becton Finance,” “we,” “us,” and “our” refer to Becton Finance and not its subsidiaries.
The following descriptions of the common stock and the notes are summaries and do not purport to be complete. The descriptions of the common stock is subject to and qualified in its entirety by reference to BD’s restated certificate of incorporation, as amended (the “restated certificate of incorporation”), and BD’s amended and restated by-laws (the “by-laws”). The description of the BD notes is subject to and qualified in its entirety by reference to the indenture, dated as of March 1, 1997, between BD and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee (the “BD indenture”). The description of the Becton Finance notes is subject to and qualified in its entirety by reference to the indenture, dated as of May 17, 2019, among Becton Finance, as issuer, BD, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Becton Finance indenture”). The restated certificate of incorporation, the by-laws, the BD indenture and the Becton Finance indenture are each exhibits to the Annual Report on Form 10-K of which this Exhibit 4(z) is a part. We encourage you to read the restated certificate of incorporation, the by-laws, the BD indenture, the Becton Finance indenture and the applicable provisions of New Jersey law.
DESCRIPTION OF CAPITAL STOCK OF BECTON, DICKINSON AND COMPANY
General
Under the restated certificate of incorporation, we have 640,000,000 shares of authorized common stock, $1.00 par value per share and 5,000,000 shares of authorized preferred stock, $1.00 par value per share.
Our by-laws also provide that only the Chairman of the Board, the Chief Executive Officer, the board of directors or shareholders who collectively own 15% or more of the voting power of BD’s outstanding stock entitled to vote on the matters to be brought may call special meetings of the stockholders.
Common Stock
Listing
Our outstanding shares of common stock are listed on the New York Stock Exchange (the “NYSE”) under the symbol “BDX.” Any additional common stock we issue also will be listed on the NYSE.
Dividends
Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of any funds legally available for dividends. We pay dividends on our common stock only if we have paid or provided for dividends on any outstanding series of preferred stock for all prior periods.

Voting
Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as our board of directors may provide in the future with respect to any class or series of preferred stock that the board of directors may hereafter authorize.
Fully Paid
Outstanding shares of our common stock are validly issued, fully paid and non-assessable. Any additional common stock we issue will also be fully paid and non-assessable. Holders of our common stock are not, and will not be, subject to any liability as stockholders.
Other Rights
We notify common shareholders of any shareholders’ meetings according to applicable law. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders. The holders of common stock have no preemptive rights to purchase our shares of stock. Shares of common stock are not subject to any redemption or sinking fund provisions and are not convertible into any of our other securities.

DESCRIPTION OF DEBT SECURITIES OF BECTON, DICKINSON AND COMPANY
Reference should be made to the indenture, dated as of March 1, 1997, between BD and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), which we refer to as the BD indenture. The following description is a summary of selected portions of the BD indenture. It does not restate the BD indenture, and the BD indenture, not this description, define the rights of a holder of the BD notes.
Terms of the BD Notes
The registered holder of a BD note is treated as its owner for all purposes. Only registered holders of BD notes have rights under the BD indenture governing the BD notes. The BD indenture and the BD notes are governed by the laws of the State of New York.
1.900% 2026 Notes:
The specific terms of the 1.900% 2026 notes are as follows:
•Title of the notes: 1.900% Notes due 2026
•Total principal amount issued: €500,000,000
•Maturity date: December 15, 2026
•Interest rate: 1.900% per annum
•Currency of Payment: Euro
•Form and Denomination: Fully registered form, minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof
•Date interest started accruing: December 9, 2016
•Interest payment date: December 15
•Regular record date for interest: The business day preceding the interest payment date
•Listing: The 1.900% 2026 notes are listed on the NYSE under the symbol “BDX26”
3.519% 2031 Notes:
The specific terms of the 3.519% 2031 notes are as follows:

•Title of the notes: 3.519% Notes due 2031
•Total principal amount issued: €750,000,000
•Maturity date: February 8, 2031
•Interest rate: 3.519% per annum
•Currency of Payment: Euro
•Form and Denomination: Fully registered form, minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof
•Date interest started accruing: February 8, 2024
•Interest payment date: February 8
•Regular record date for interest: The business day preceding the interest payment date
•Listing: The 3.519% 2031 notes are listed on the NYSE under the symbol “BDX31”
3.828% 2032 Notes:
The specific terms of the 3.828% 2032 notes are as follows:
•Title of the notes: 3.828% Notes due 2032
•Total principal amount issued: €1,000,000,000
•Maturity date: June 7, 2032
•Interest rate: 3.828% per annum
•Currency of Payment: Euro
•Form and Denomination: Fully registered form, minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof
•Date interest started accruing: June 7, 2024
•Interest payment date: June 7
•Regular record date for interest: The business day preceding the interest payment date
•Listing: The 3.828% 2032 notes are listed on the NYSE under the symbol “BDX32A”
An event of default for a particular series of BD notes under the BD indenture does not necessarily constitute an event of default for any other series of BD notes or for any other series of debt securities under the BD indenture.
Additional BD Notes
We may, without notice to or consent of the holders or beneficial owners of any series of the BD notes, issue additional BD notes of such series having the same ranking, interest rate, maturity and/or other terms as the applicable series of BD notes. Any such additional BD notes issued should be considered under the BD indenture fungible with and part of the same series of BD notes under the BD indenture as the applicable series of BD notes. In the event any additional BD notes are not fungible with the BD notes of the applicable series for U.S. federal income tax purposes, such nonfungible additional BD notes will be issued with a separate CUSIP number so that they are distinguishable from the applicable series of BD notes.
Issuance in Euro

If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or the euro is no longer used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the 1.900% 2026 notes, 3.519% 2031 notes and the 3.828% 2032 notes (collectively, the “Euro BD notes”) will be made in U.S. dollars until the euro is again available to us or so used.
The amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent euro/U.S. dollar exchange rate available on or prior to the second business day prior to the relevant payment date, as determined by us in our sole discretion. Any payment in respect of any series of Euro BD notes so made in U.S. dollars will not constitute an event of default under the applicable Euro BD notes or the BD indenture. Neither the trustee nor the paying agent have any responsibility for any calculation or conversion in connection with the foregoing.
Interest on the BD Notes
We make interest payments to the person in whose name each series of BD notes are registered on the business day preceding the interest payment date of each year. The rights of holders of beneficial interests of the BD notes to receive the payments of interest on such BD notes are subject to the applicable procedures of Clearstream and Euroclear.
If any interest payment date is not a business day, payment of interest is made on the next day that is a business day and no interest accrues as a result of such delayed payment on amounts payable from and after such interest payment date to the next succeeding business day. For the purposes of the BD notes, “business day” means any day that is not a Saturday or Sunday and that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the City of New York or London and on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, operates. Interest on each series of the BD notes is computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on such series of the BD notes (or from the original issuance date of the applicable series of BD notes, if no interest has been paid on such series of BD notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.
Optional Redemption
We may, at our option, redeem each series of the BD notes, in whole or in part, (i) at any time prior to September 15, 2026 (three months prior to the maturity date) with respect to the 1.900% 2026 notes, (ii) at any time prior to November 8, 2030 (three months prior to the maturity date) with respect to the 3.519% 2031 notes and (iii) at any time prior to March 7, 2032 (three months prior to the maturity date) with respect to the 3.828% 2032 notes. The redemption price, as determined by us, will be equal to the greater of:
•100% of the principal amount of the applicable series of BD notes to be redeemed; and
•the sum of the present values of the remaining scheduled payments on the applicable series of BD notes being redeemed, discounting such payments to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable comparable government bond rate, plus (i) 25 basis points in the case of the 1.900% 2026 notes, (ii) 20 basis points in the case of the 3.519% 2031 notes and (iii) 25 basis points in the case of the 3.828% 2032 notes, in each case, plus accrued and unpaid interest to, but excluding, the date of redemption on the principal balance of the applicable series of BD notes being redeemed. The trustee has no responsibility for calculating the redemption price.
At any time on or after (i) September 15, 2026 (three months prior to the maturity date) with respect to the 1.900% 2026 notes, (ii) November 8, 2030 (three months prior to the maturity date) with respect to the 3.519% 2031 notes and (iii) March 7, 2032 (three months prior to the maturity date) with respect to the 3.828% 2032 notes, we may redeem such series of BD notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the applicable series of BD notes to be redeemed, plus accrued and unpaid interest to the date of redemption on the principal balance of the applicable series of BD notes being redeemed.
The term “comparable government bond rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third business day prior to the date fixed for redemption, of the comparable government bond (as defined below) on the basis of the middle market price of the comparable government bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by us.
The term “comparable government bond” means, in relation to any comparable government bond rate calculation, at the discretion of an independent investment bank selected by us with respect to the applicable series of Euro BD notes, a German federal government bond whose maturity is closest to the maturity of the applicable series of Euro BD notes to be redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German federal government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German federal government bonds selected by us, determine to be appropriate for determining the comparable government bond rate.
The term “remaining scheduled payments,” means, with respect to any series of BD notes, the remaining scheduled payments of the principal and interest on the applicable series of BD notes called for redemption that would be due after the related redemption date but for such redemption up to (i) November 8, 2030 with respect to the 3.519% 2031 notes and (ii) March 7, 2032 with respect to the 3.828% 2032 notes; provided, however, that, if such redemption date is not an interest payment date with respect to such BD notes, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.
Notice of any redemption will be mailed or otherwise transmitted in accordance with the applicable procedures of Euroclear or Clearstream to (i) the holders of the 3.519% 2031 notes and the 3.828% 2032 notes not less than 10 days and not more than 30 days before the redemption date of the 3.519% 2031 notes and 3.828% 2032 notes, as applicable, being redeemed and (ii) the holders of the 1.900% 2026 notes not less than 30 days and not more than 60 days before the redemption date of the 1.900% 2026 notes being redeemed. Unless we default on payment of the redemption price, on and after the redemption date, the applicable series of BD notes or any portion of such BD notes called for redemption will stop accruing interest. On or before any redemption date, we will deposit with the paying agent or the trustee money sufficient to pay the accrued interest on the applicable series of BD notes to be redeemed and their redemption price. A partial redemption of any series of BD notes may be effected pursuant to applicable procedures of the depository or the paying agent, and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for such BD notes or any integral multiple of €1,000 in excess thereof, with respect to the Euro BD notes) of the principal amount of such BD notes of a denomination larger than the minimum authorized denomination for such BD notes.
Offer to Repurchase Upon Change of Control Triggering Event
Upon the occurrence of a Change of Control Triggering Event with respect to any series of BD notes, unless we have exercised our right to redeem the applicable series of BD notes as described under “-Optional Redemption” above or “-Redemption for Tax Reasons,” each holder of outstanding BD notes of the applicable series will have the right to require us to purchase all or a portion of that holder’s BD notes (in integral multiples of €1,000 in excess thereof, with respect to the Euro BD notes) pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the rights of holders of such BD notes on the relevant record date to receive interest due on the relevant interest payment date.
Within 30 days following the date upon which the Change of Control Triggering Event has occurred with respect to any series of BD notes, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to send in accordance with the applicable procedures of Euroclear or Clearstream, a notice to each holder of BD notes of the applicable series, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. The notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is sent, other than as may be required by law (the “Change of Control Payment Date”). The notice, if sent prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.
Holders of a series of BD notes electing to have their BD notes purchased pursuant to a Change of Control Offer will be required to surrender their BD notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the BD note completed, to the paying agent at the address specified in the notice, or transfer their BD notes to the trustee by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date. The Change of Control Offer may be accepted for less than the entire principal amount of a particular BD note, but in that event the principal amount of such BD note remaining outstanding after repurchase must be equal to €100,000 or an integral multiple of €1,000 in excess thereof, with respect to the Euro BD notes.
We are not required to make a Change of Control Offer with respect to a series of BD notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and that third party purchases all BD notes of the applicable series properly tendered and not withdrawn under its offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions herein, we are required to comply with the applicable securities laws and regulations and are not deemed to have breached our obligations under the provisions herein by virtue of such conflicts.
For purposes of this section, the following terms have the meanings set forth below:
“Change of Control” means the occurrence of any one of the following:
•the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of BD and its subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13 (d)(3) of the Exchange Act)) other than to BD or one of its subsidiaries;
•(i) with respect to the 3.519% 2031 notes and the 3.828% 2032 notes, the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any Person (including any “person”(as that term is used in Section 13(d)(3) of the Exchange Act)), other than us or one of our subsidiaries, becomes the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of BD or other Voting Stock into which BD’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares and (ii) with respect to the 1.900% 2026 notes, the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of BD, measured by voting power rather than number of shares;
•BD consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, BD, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of BD or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of BD outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to the transaction; or
•the adoption of a plan relating to the liquidation or dissolution of BD.
Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) BD becomes a direct or indirect wholly-owned subsidiary of a holding company and (b) (x) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of

BD’s Voting Stock immediately prior to that transaction or (y) immediately following that transaction, no Person is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.
“Change of Control Triggering Event” means a series of BD notes are rated below Investment Grade by each of the Rating Agencies on any date during the period (the “Trigger Period”) commencing on the date of the first public announcement by BD of any Change of Control (or pending Change of Control) and ending 60 days following consummation of that Change of Control (which Trigger Period will be extended following consummation of a Change of Control (i) with respect to the 3.519% 2031 notes and the 3.828% 2032 notes for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings downgrade and the downgrade would result in a Change of Control Triggering Event and (ii) with respect to the 1.900% 2026 notes, for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings downgrade). Unless at least two of the Rating Agencies are providing a rating for a series of BD notes at the commencement of any Trigger Period, the BD notes of such series will be deemed to be rated below Investment Grade by the Rating Agencies during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with (i) any particular Change of Control unless and until such Change of Control has actually been consummated or (ii) any reduction in rating if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform (i) with respect to the 3.519% 2031 notes and the 3.828% 2032 notes, us in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, a Change of Control (whether or not the Change of Control has occurred at the time of the reduction in rating) and (ii) with respect to the 1.900% 2026 notes, the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, a Change of Control (whether or not the Change of Control has occurred at the time of the reduction in rating).
“Fitch” means Fitch Ratings, Inc. and its successors.
“Investment Grade” means (i) with respect to the 3.519% 2031 notes and the 3.828% 2032 notes, a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by BD in accordance with the applicable definition of “Rating Agency” and (ii) with respect to the 1.900% 2026 notes, a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by BD in accordance with the applicable definition of “Rating Agency.”
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Rating Agency” means each of (i) Fitch, Moody’s and S&P with respect to the 3.519% 2031 notes and the 3.828% 2032 notes; provided, that if any of Fitch, Moody’s or S&P ceases to provide rating services to issuers or investors or fails to make a rating of the 3.519% 2031 notes and the 3.828% 2032 notes, as applicable, publicly available for reasons outside of BD’s control, BD may appoint a replacement for that Rating Agency and (ii) Moody’s and S&P with respect to the 1.900% 2026 notes; provided, that if any of Moody’s or S&P ceases to provide rating services to issuers or investors or fails to make a rating of the 1.900% 2026 notes, as applicable, publicly available for reasons outside of BD’s control, BD may appoint a replacement for that Rating Agency.
“S&P” means S&P Global Ratings and its successors.
“Voting Stock” of any specified Person as of any date means the capital stock of that Person that is at the time entitled to vote generally in the election of the board of directors of that Person.
Payment of Additional Amounts
We pay, subject to the exceptions and limitations set forth below, as additional interest on each series of BD notes such additional amounts as are necessary in order that the net payment by us or a paying agent of the principal of and interest on each of the BD notes to a holder who is not a United States person (as defined below), after withholding or deduction solely with respect to any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States, is not be less than the amount provided in the BD notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts does not apply:
•to any tax, assessment or other governmental charge that would not have been imposed but for the holder (or the beneficial owner for whose benefit such holder holds such BD note), or a fiduciary, settlor, beneficiary, member or shareholder of the holder, or a person holding a power over an estate or trust administered by a fiduciary holder, being treated as:
◦being or having been present in, or engaged in a trade or business in, the United States, or having or having had a permanent establishment in the United States;
◦having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of such BD notes, the receipt of any payment in respect of such BD notes or the enforcement of any rights under the BD indenture), including being or having been a citizen of the United States or treated as being or having been a resident thereof;
◦being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States federal income tax purposes, a foreign tax exempt organization, or a corporation that has accumulated earnings to avoid United States federal income tax;
◦being or having been a “10-percent shareholder”, as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision, of us; or
◦being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, within the meaning of section 881(c)(3) of the Code or any successor provision;
•to any holder that is not the sole beneficial owner of such BD notes, or a portion of such BD notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;
•to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such BD notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;
•to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by us or a paying agent from the payment;
•to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;
•to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any BD note, where presentation is required, for payment on a date more than

30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;
•to any tax assessment or other governmental charge required to be withheld or deducted that is imposed on a payment pursuant to sections 1471 through 1474 of the Code (or any amended or successor version of such sections that is substantively comparable and not materially more onerous to comply with), any Treasury Regulations promulgated thereunder, or any other official interpretations thereof (collectively, “FATCA”), any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA;
•to any tax assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;
•to any tax, assessment or other governmental charge that is imposed by reason of the failure of the beneficial owner to fulfill the statement requirements of section 871(h) or section 881(c) of the Code;
•to any tax imposed pursuant to section 871(h)(6) or section 881(c)(6) of the Code (or any amended or successor provisions); or
•in the case of any combination of the above bulleted items under this heading “-Payment of Additional Amounts.”
Except as specifically provided under this heading “-Payment of Additional Amounts,” we are not required to pay additional amounts in respect of any tax, assessment or other governmental charge.
As used under this heading “-Payment of Additional Amounts” and under the heading “-Redemption for Tax Reasons,” the term “United States” means the United States of America, any state thereof, and the District of Columbia, and the term “United States person” means (i) any individual who is a citizen or resident of the United States for United States federal income tax purposes, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person for United States federal income tax purposes), (iii) any estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) any trust if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial trust decisions, or if a valid election is in place to treat the trust as a United States person.
Redemption for Tax Reasons
If, as a result of any change in, or amendment to, the laws of the United States, or the official interpretation thereof, we become or, based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts as described under the heading “-Payment of Additional Amounts” with respect to any series of BD notes, then we may at any time at our option redeem, in whole, but not in part, the BD notes of such series on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest on the BD notes to be redeemed to, but excluding, the date fixed for redemption.
Priority
The BD notes are our senior unsecured obligations, rank equally in right of payment with all of our other senior unsecured indebtedness and are effectively subordinated in right of payment to all of our existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness).
The BD notes are also structurally subordinated to all obligations of our subsidiaries with respect to the assets of such subsidiaries, other than any subsidiaries that may guarantee the BD notes in the future.
Clearance Systems

The BD notes have the following codes:
1.900% 2026 Notes:
•ISIN: XS1531347661
•Common Code: 153134766
•CUSIP Number: 075887 BP3
3.519% 2031 Notes:
•ISIN: XS2763026395
•Common Code: 276302639
•CUSIP Number: 075887 CT4
3.828% 2032 Notes:
•ISIN: XS2839004368
•Common Code: 283900436
•CUSIP Number: 075887 CV9
DESCRIPTION OF DEBT SECURITIES OF BECTON DICKINSON EURO FINANCE S.À R.L.
Reference should be made to the indenture, dated as of May 17, 2019, between Becton Finance, as issuer, BD, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, which we refer to as the “Becton Finance indenture.” The following description is a summary of selected portions of the Becton Finance indenture. It does not restate the Becton Finance indenture, and the Becton Finance indenture, not this description, define the rights of a holder of the Becton Finance notes.
Terms of the Becton Finance Notes
The registered holder of a Becton Finance note is treated as its owner for all purposes. Only registered holders of Becton Finance notes have rights under the Becton Finance indenture governing the Becton Finance notes. The Becton Finance indenture, the Becton Finance notes and the guarantees thereof are governed by the laws of the State of New York. The provisions of articles 470-1 to 470-19 (inclusive) of the Luxembourg law of 10 August 1915 on commercial companies, as amended, are expressly excluded.
1.208% 2026 Notes:
The specific terms of the 1.208% 2026 notes are as follows:
•Title of the notes: 1.208% Notes due 2026
•Guarantor of the notes: Becton, Dickinson and Company
•Total principal amount issued: €600 million
•Maturity date: June 4, 2026
•Interest rate: 1.208% per annum
•Currency of Payment: Euro
•Date interest started accruing: June 4, 2019
•Interest payment date: June 4
•Regular record date for interest: The business day preceding the interest payment date

•Listing: The 1.208% 2026 notes are listed on the NYSE under the symbol “BDX/26/A”
1.213% 2036 Notes:
The specific terms of the 1.213% 2036 notes are as follows:
•Title of the notes: 1.213% notes due 2036
•Guarantor of the notes: Becton, Dickinson and Company
•Total principal amount issued: €600 million
•Maturity date: February 12, 2036
•Interest rate: 1.213% per annum
•Currency of Payment: Euro
•Form and Denomination: Fully registered form, minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof
•Date interest started accruing: February 12, 2021
•Interest payment date: February 12
•First interest payment date: February 12, 2022
•Regular record date for interest: The business day preceding the interest payment date
•Listing: The 1.213% 2036 notes are listed on the NYSE under the symbol “BDX/36”
An event of default for a particular series of Becton Finance notes under the Becton Finance indenture does not necessarily constitute an event of default for other series of Becton Finance notes or for any other series of debt securities under the Becton Finance indenture.
Additional Becton Finance Notes
We may, without notice to or consent of the holders or beneficial owners of any series of the Becton Finance notes of such series, issue additional Becton Finance notes of the applicable series having the same ranking, interest rate, maturity and/or other terms as the applicable series of Becton Finance notes. Any such additional Becton Finance notes issued should be considered under the Becton Finance indenture fungible with and part of the same series of Becton Finance notes under the Becton Finance indenture as the applicable series of Becton Finance notes. In the event any additional Becton Finance notes are not fungible with the Becton Finance notes of the applicable series for U.S. federal income tax purposes, such nonfungible additional Becton Finance notes will be issued with a separate CUSIP number so that they are distinguishable from the applicable series of Becton Finance notes.
Guarantees
BD fully and unconditionally guarantees (1) the full and punctual payment when due, whether at stated maturity, by acceleration, by redemption or otherwise, of all obligations of Becton Finance under the Becton Finance indenture (including obligations to the trustee) and the Becton Finance notes, whether for payment of principal of, or interest on or premium, if any, on, the Becton Finance notes and all other monetary obligations of Becton Finance under the Becton Finance indenture and the Becton Finance notes and (2) the full and punctual performance within applicable grace periods of all other obligations of Becton Finance whether for fees, expenses, indemnification or otherwise under the Becton Finance indenture and the Becton Finance notes. Any obligation of BD to make a payment may be satisfied by causing Becton Finance to make such payment. The guarantees are a senior unsecured obligation of BD and are pari passu with all of its other senior unsecured obligations.
Issuance in Euro

If the euro is unavailable to us or, in the case of the guarantees, BD, due to the imposition of exchange controls or other circumstances beyond our or BD’s control or the euro is no longer used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the Becton Finance notes or the guarantees will be made in U.S. dollars until the euro is again available to us or, in the case of the guarantees, BD, or so used.
The amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent euro/U.S. dollar exchange rate available on or prior to the second business day prior to the relevant payment date, as determined by us in our sole discretion. Any payment in respect of any series of Becton Finance notes so made in U.S. dollars will not constitute an event of default under the applicable Becton Finance notes or the Becton Finance indenture. Neither the trustee nor the paying agent have any responsibility for any calculation or conversion in connection with the foregoing.
Interest on the Becton Finance Notes
We or, in the case of the guarantees, BD, make interest payments to the person in whose name each series of Becton Finance notes are registered on the business day preceding the interest payment date of each year. The rights of holders of beneficial interests of the Becton Finance notes to receive the payments of interest on such Becton Finance notes are subject to the applicable procedures of Clearstream and Euroclear.
If any interest payment date is not a business day, payment of interest is made on the next day that is a business day and no interest accrues as a result of such delayed payment on amounts payable from and after such interest payment date to the next succeeding business day. For the purposes of the Becton Finance notes, “business day” means any day that is not a Saturday or Sunday and that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the City of New York or London and on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, operates. Interest on each series of the Becton Finance notes is computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on such series of Becton Finance notes (or from the original issuance date of the applicable series of Becton Finance notes, if no interest has been paid on such series of Becton Finance notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.
Optional Redemption
We may, at our option, redeem each series of Becton Finance notes, in whole or in part, at any time prior to (i) March 4, 2026 (three months prior to the maturity date) with respect to the 1.208% 2026 notes and (ii) November 12, 2035 with respect to the 1.213% 2036 notes. The redemption price, as determined by us, will be equal to the greater of:
•100% of the principal amount of the applicable series of Becton Finance notes to be redeemed; and
•the sum of the present values of the remaining scheduled payments on the applicable series of Becton Finance notes being redeemed, discounting such payments to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable comparable government bond rate, plus (i) 25 basis points in the case of the 1.208% 2026 notes and (ii) 25 basis points in the case of the 1.213% 2036 notes, in each case, plus accrued and unpaid interest to, but excluding the date of redemption on the principal balance of the applicable series of Becton Finance notes being redeemed. The trustee has no responsibility for calculating the redemption price.
At any time on or after (i) March 4, 2026 (three months prior to the maturity date) with respect to the 1.208% 2026 notes and (ii) November 12, 2035 with respect to the 1.213% 2036 notes, we may redeem such series of Becton Finance notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the applicable series of Becton Finance notes to be redeemed, plus accrued and unpaid interest to the date of redemption on the principal balance of the applicable series of Becton Finance notes being redeemed.
The term “comparable government bond rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third business day prior to the date fixed for redemption, of the comparable government bond (as defined below) on the basis of the middle market price of the comparable government bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by us.
The term “comparable government bond” means, in relation to any comparable government bond rate calculation, at the discretion of an independent investment bank selected by us, a German federal government bond whose maturity is closest to the maturity of the applicable series of Becton Finance notes to be redeemed (assuming with respect to the 1.213% 2036 notes, that such 1.213% 2036 notes to be redeemed matured on November 12, 2035), or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German federal government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German federal government bonds selected by us, determine to be appropriate for determining the comparable government bond rate.
The term “remaining scheduled payments,” means, with respect to any series of Becton Finance notes, the remaining scheduled payments of the principal and interest on the applicable series of Becton Finance notes called for redemption that would be due after the related redemption date but for such redemption up to (i) March 4, 2026 (three months prior to the maturity date) with respect to the 1.208% 2026 notes and (ii) November 12, 2035 with respect to the 1.213% 2036 notes; provided, however, that, if such redemption date is not an interest payment date with respect to such Becton Finance notes, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.
Notice of any redemption will be mailed or otherwise transmitted in accordance with the applicable procedures of Euroclear or Clearstream to (i) the holders of the 1.213% 2036 notes not less than 10 days and not more than 30 days before the redemption date of the 1.213% 2036 notes being redeemed and (ii) the holders of the 1.208% 2026 notes not less than 30 days and not more than 60 days before the redemption date of the 1.208% 2026 notes being redeemed. Unless we default on payment of the redemption price, on and after the redemption date, the applicable series of Becton Finance notes or any portion of such Becton Finance notes called for redemption will stop accruing interest. On or before any redemption date, we will deposit with the paying agent or the trustee money sufficient to pay the accrued interest on the Becton Finance notes to be redeemed and their redemption price. A partial redemption of any series of Becton Finance notes may be effected pursuant to applicable depositary procedures or by such method as the paying agent deems fair and appropriate in accordance with the applicable procedures of Clearstream and Euroclear and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for such Becton Finance notes or any integral multiple of €1,000 in excess thereof) of the principal amount of such Becton Finance notes of a denomination larger than the minimum authorized denomination for such Becton Finance notes.
Offer to Repurchase Upon Change of Control Triggering Event
Upon the occurrence of a Change of Control Triggering Event with respect to any series of Becton Finance notes, unless we have exercised our right to redeem the applicable series of Becton Finance notes as described under “-Optional Redemption” above or “-Redemption for Tax Reasons,” each holder of outstanding Becton Finance notes of the applicable series will have the right to require us to purchase all or a portion of that holder’s Becton Finance notes (in integral multiples of €1,000) pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the rights of holders of such Becton Finance notes on the relevant record date to receive interest due on the relevant interest payment date.
Within 30 days following the date upon which the Change of Control Triggering Event has occurred with respect to any series of Becton Finance notes, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to send in accordance with the applicable procedures of Euroclear or Clearstream, a notice to each holder of Becton Finance notes of the applicable series, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. The notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is sent, other than as may be required by law (the “Change of Control Payment Date”). The notice, if sent prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.
Holders of a series of Becton Finance notes electing to have their Becton Finance notes purchased pursuant to a Change of Control Offer will be required to surrender their Becton Finance notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Becton Finance note completed, to the paying agent at the address specified in the notice, or transfer their Becton Finance notes to the trustee by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date. The Change of Control Offer may be accepted for less than the entire principal amount of a particular Becton Finance note, but in that event the principal amount of such Becton Finance note remaining outstanding after repurchase must be equal to €100,000 or an integral multiple of €1,000 in excess thereof.
We are not required to make a Change of Control Offer with respect to a series of Becton Finance notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and that third party purchases all Becton Finance notes of the applicable series properly tendered and not withdrawn under its offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions herein, we are required to comply with the applicable securities laws and regulations and are not deemed to have breached our obligations under the provisions herein by virtue of such conflicts.
For purposes of this section, the following terms have the meanings set forth below:
“Change of Control” means the occurrence of any one of the following:
•the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of BD and its subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than to BD or one of its subsidiaries;
•the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any Person (including any “person”(as that term is used in Section 13(d)(3) of the Exchange Act)) becomes the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of BD, measured by voting power rather than number of shares;
•BD consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, BD, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of BD or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of BD outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to the transaction; or
•the adoption of a plan relating to the liquidation or dissolution of BD.
Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) BD becomes a direct or indirect wholly-owned subsidiary of a holding company and (b) (x) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of BD’s Voting Stock immediately prior to that transaction or (y) immediately following that transaction, no Person is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.
“Change of Control Triggering Event” means a series of Becton Finance notes are rated below Investment Grade by each of the Rating Agencies on any date during the period (the “Trigger Period”) commencing on the date of the first public announcement by BD of any Change of Control (or pending Change of Control) and ending 60 days following consummation of that Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings downgrade and the downgrade would result in a Change of Control Triggering Event). Unless at least two of the Rating Agencies are providing a rating for a series of Becton Finance notes at the commencement of any Trigger Period, the Becton Finance notes of such series will be deemed to be rated below Investment Grade by the Rating Agencies during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with (i) any particular Change of Control unless and until such Change of Control has actually been consummated or (ii) any reduction in rating if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform us in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, a Change of Control (whether or not the Change of Control has occurred at the time of the reduction in rating).
“Fitch” means Fitch Ratings, Inc. and its successors.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by BD in accordance with the definition of “Rating Agency.”
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Rating Agency” means each of Fitch, Moody’s and S&P; provided, that if any of Fitch, Moody’s or S&P ceases to provide rating services to issuers or investors or fails to make a rating of a series of Becton Finance notes publicly available for reasons outside of our or BD’s control, we may appoint a replacement for that Rating Agency.
“S&P” means S&P Global Ratings and its successors.
“Voting Stock” of any specified Person as of any date means the capital stock of that Person that is at the time entitled to vote generally in the election of the board of directors of that Person.
Payment of Additional Amounts
We or, in the case of the guarantee, BD, pay, subject to the exceptions and limitations set forth below, as additional interest on each series of Becton Finance notes such additional amounts as are necessary in order that the net payment by us or a paying agent of the principal of and interest on each of the Becton Finance notes to a holder, after withholding or deduction solely with respect to any present or future tax, assessment or other governmental charge imposed by Luxembourg, the United States or any other jurisdiction in which Becton Finance or BD or, in each case, any successor thereof (including a continuing Person formed by a consolidation with Becton Finance or BD, into which Becton Finance or BD is merged, or that acquires or leases all or substantially all of the property and assets of Becton Finance or BD) may be organized, as applicable, or any political subdivision thereof or therein having the power to tax (a “Taxing Jurisdiction”), is not less than the amount provided in the Becton Finance notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts does not apply:
•to any tax, assessment or other governmental charge that would not have been imposed but for the holder (or the beneficial owner for whose benefit such holder holds such Becton Finance note), or a fiduciary, settlor, beneficiary, member or shareholder of the holder, or a person holding a power over an estate or trust administered by a fiduciary holder, being treated as:
◦being or having been present in, or engaged in a trade or business in, the relevant Taxing Jurisdiction, or having or having had a permanent establishment in such Taxing Jurisdiction;
◦having a current or former connection with the relevant Taxing Jurisdiction (other than a connection arising solely as a result of the ownership of such Becton Finance notes, the receipt of any payment in respect of such Becton Finance notes or the enforcement of any rights under the Becton Finance indenture), including being or having been a citizen of such Taxing Jurisdiction or treated as being or having been a resident thereof;
◦being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States federal income tax purposes, a foreign tax exempt organization, or a corporation that has accumulated earnings to avoid United States federal income tax;
◦being or having been a “10-percent shareholder”, as defined in section 871(h)(3) of the Code, or any successor provision, of us or BD; or
◦being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, within the meaning of section 881(c)(3) of the Code or any successor provision;
•to any holder that is not the sole beneficial owner of such Becton Finance notes, or a portion of such Becton Finance notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;
•to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the relevant Taxing Jurisdiction of the holder or beneficial owner of such Becton Finance notes, if compliance is required by statute, by regulation of the relevant Taxing Jurisdiction or any taxing authority therein or by an applicable income tax treaty to which the relevant Taxing Jurisdiction is a party as a precondition to exemption from such tax, assessment or other governmental charge;
•to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by us or a paying agent from the payment;
•to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;
•to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any Becton Finance note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;
•to any tax assessment or other governmental charge required to be withheld or deducted that is imposed on a payment pursuant to sections 1471 through 1474 of the Code (or any amended or successor version of such sections that is substantively comparable and not materially more onerous to comply with), any Treasury Regulations promulgated thereunder, or any other official interpretations thereof (collectively, “FATCA”), any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA;

•any tax assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;
•any tax, assessment or other governmental charge that is imposed by reason of the failure of the beneficial owner to fulfill the statement requirements of section 871(h) or section 881(c) of the Code;
•any tax imposed pursuant to section 871(h)(6) or section 881(c)(6) of the Code (or any amended or successor provisions); or
•in the case of any combination of the above bulleted items under this heading “-Payment of Additional Amounts.”
Except as specifically provided under this heading “-Payment of Additional Amounts,” we or BD are not required to pay additional amounts in respect of any tax, assessment or other governmental charge.
As used under this heading “-Payment of Additional Amounts” and under the heading “-Redemption for Tax Reasons,” the term “United States” means the United States of America, any state thereof, and the District of Columbia, and the term “United States person” means (i) any individual who is a citizen or resident of the United
States for United States federal income tax purposes, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person for United States federal income tax purposes), (iii) any estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) any trust if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial trust decisions, or if a valid election is in place to treat the trust as a United States person.
Redemption for Tax Reasons
If, as a result of a change in law, we become or, based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts as described under the heading “-Payment of Additional Amounts” with respect to any series of Becton Finance notes, then we may at any time at our option redeem, in whole, but not in part, the Becton Finance notes of such series on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest on the Becton Finance notes to be redeemed to, but excluding, the date fixed for redemption. For this purpose, “change in law” means any change in, or amendment to, the laws of a Taxing Jurisdiction, or an official interpretation thereof that is announced or becomes effective on or after (i) with respect to the United States and Luxembourg as the initial applicable Taxing Jurisdictions, the date of the initial issuance of the applicable series of Becton Finance notes or (ii) with respect to any other Taxing Jurisdiction, the date on which such jurisdiction becomes a Taxing Jurisdiction for Becton Finance or BD, as applicable.
Clearance Systems
The Becton Finance notes have the following codes:
1.208% 2026 Notes:
•ISIN: XS2002532724
•Common Code: 200253272
•CUSIP Number: 07589L AC1
•Financial Short Name: BECTON DICKINSO/1.208EUR NT 2026060, or as updated on the website of the Association of National Numbering Agencies (ANNA) or alternatively sourced from the responsible National Numbering Agency that assigned the ISIN

•Classification of Financial Instruments Code: DYFXXR, or as updated on the website of the Association of National Numbering Agencies (ANNA) or alternatively sourced from the responsible National Numbering Agency that assigned the ISIN
1.213% 2036 Notes:
•ISIN: XS2298459426
•Common Code: 229845942
•CUSIP Number: 07589L AD9
•Financial Short Name: BECTON DICKINSO/ASST BKD 22001231
•Classification of Financial Instruments Code: DAFNFR